UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 2, 2020 (March 31, 2020)

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300

Broomfield, Colorado  80021

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05                                        Costs Associated with Exit or Disposal Activities.

On March 31, 2020, DMC Global Inc., a Delaware corporation (the “Company”), completed a workforce reduction of 264 positions, 97 of which were temporary workers. The reduction, which eliminated approximately one third of DMC’s workforce, was taken primarily to address sharply lower activity levels in the Company’s core oil and gas end market. The workforce reduction principally impacted full-time, part-time and temporary direct-labor roles in manufacturing and assembly at DynaEnergetics, DMC’s oilfield products business. Several general and administrative positions also were eliminated at DynaEnergetics, as well as at DMC’s corporate office, and at NobelClad, DMC’s composite metals business. DMC expects to incur related cash severance costs of approximately $820,000 during the first quarter of 2020.

A copy of the Company’s press release announcing this workforce reduction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01                                         Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Press Release, April 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC GLOBAL INC.

Dated: April 2, 2020	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer